UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 9, 2006
Date of report (Date of earliest event reported)

APPLERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4389	06-1534213
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS Employer Identification No.)

301 Merritt 7
Norwalk, Connecticut 06851
(Address of Principal Executive Offices, Including Zip Code)

(203) 840-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.   Entry into a Material Definitive Agreement.

     (a) (1) Celera Diagnostics Restructuring. On January 9, 2006, Applera Corporation (the “Company”) announced that its Board of Directors (the “Board”) had approved a restructuring of the Celera Diagnostics joint venture (“Celera Diagnostics”) between the Company’s Applied Biosystems group and Celera Genomics group. The joint venture was formed pursuant to a Celera Diagnostics Joint Venture Agreement dated as of April 1, 2001, and amended as of June 22, 2004 (the “CDx Joint Venture Agreement”).

     As a result of the restructuring, effective as of January 1, 2006, the Applied Biosystems group’s interest in Celera Diagnostics was transferred to the Celera Genomics group in exchange for various considerations to the Applied Biosystems group. Among other things, the Celera Genomics group has agreed to allow the Applied Biosystems group to sell diagnostic instrument platforms to end-user diagnostic customers, a field of activity previously reserved for Celera Diagnostics and also previously restricted under a strategic alliance agreement with Abbott Laboratories, as discussed below. Attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein are the press releases issued by the Company’s Applied Biosystems group and Celera Genomics group on January 9, 2006, announcing this action and describing key financial aspects of the restructuring.

     In determining that the restructuring is in the best interests of the Company and its stockholders, the Board considered numerous factors and utilized the assistance and advice of several independent advisors. Included in the process were independent analyses of: the Applied Biosystems group’s 50 percent interest in Celera Diagnostics; the various considerations made to the Applied Biosystems group in the restructuring; and the pro forma impact of the restructuring on the Applied Biosystems group and the Celera Genomics group businesses.

     (a) (2) Abbott Alliance Restructuring. On January 9, 2006, the Company also announced that it had restructured its strategic alliance agreement with Abbott Laboratories (“Abbott”). The restructured agreement was entered into on January 9, 2006. This agreement was originally entered into to discover, develop, and commercialize a broad range of in vitro diagnostic products for disease detection, prediction of disease predisposition, disease progression monitoring, and therapy selection. Under the agreement prior to the restructuring of the Abbott alliance, the parties were obligated to work exclusively with each other in the commercialization of nucleic acid-based (DNA or RNA) diagnostic products. Under the relationship as restructured, the companies will continue to work with each other exclusively through a profit sharing arrangement in specifically agreed areas of nucleic acid-based diagnostic products, and both companies may work independently outside the exclusive areas. This restructuring also enables the Applied Biosystems group to develop and sell diagnostic instruments to end-users for clinical diagnostic applications, an activity that was previously restricted under the Abbott alliance agreement. Attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein are the press releases issued by the Company’s Applied Biosystems group and Celera Genomics group on January 9, 2006, announcing the restructuring of the Abbott alliance agreement.

     Under the Abbott alliance agreement as restructured, the companies will continue to jointly fund their separate but coordinated research and development activities that are within the scope of the alliance. Generally, Abbott markets products developed and manufactured by the parties that are covered by the alliance. The Celera Genomics group believes that Abbott’s expertise in the diagnostics industry and its global distribution system enhances the Celera Genomics group’s ability to bring diagnostic products to market. The Celera Genomics group does not expect to develop its own marketing and distribution organization for its diagnostic products for the foreseeable future. Under the terms of its strategic alliance with Abbott, Abbott serves as the Celera Genomics group’s exclusive worldwide distributor of nucleic acid-based diagnostic products developed under the agreement. Under the Abbott alliance agreement as restructured, the Celera Genomics group will be entitled to a royalty based on sales by Abbott of nucleic acid-based products that are within the scope of the alliance but which are manufactured by other companies. These products had previously been part of the profit sharing arrangement.

     The Celera Genomics group expects to rely substantially on its alliance with Abbott for the success of its diagnostic products business strategy for the foreseeable future. Although this is a long-term alliance, the alliance agreement contains provisions that could result in early termination for reasons that include the following: breach by either company; a change in control of either company; or either company’s dissatisfaction with the financial performance of the alliance according to specifically-agreed parameters and a measurement period set forth in the alliance agreement. Also, the Celera Genomics group cannot ensure that Abbott will perform its obligations as expected. If Abbott terminates the alliance or otherwise fails to conduct its collaborative activities in a timely manner, the Celera Genomics group’s development or commercialization of diagnostic products may be delayed or otherwise adversely affected.

Item 1.02.   Termination of a Material Definitive Agreement.

     The information contained in Item 1.01 above with respect to the CDx Joint Venture Agreement is incorporated by reference into this Item 1.02.

Item 2.05.   Costs Associated with Exit or Disposal Activities.

     On January 9, 2006, the Company also announced plans for the Celera Genomics group to partner or sell its small molecule drug development program. The Celera Genomics group is currently in discussions with several companies that have expressed interest in acquiring one or more of these programs, two of which recently entered the clinic. Programs that are not partnered or sold will be terminated. As a consequence of this decision and the integration of Celera Diagnostics into the Celera Genomics group, there was a workforce reduction of approximately 180 positions, primarily in small molecule drug development. The new Celera Genomics group organization will have approximately 360 employees, and it is anticipated there will be a further reduction of approximately 60 employees when the partnering activities of the small molecule programs are completed. Attached hereto as Exhibit 99.2 and incorporated by reference herein is the press release issued by the Company’s Celera Genomics group on January 9, 2006, announcing this action. The Celera Genomics group anticipates that it will take restructuring charges in the third and fourth quarters of the Company’s 2006 fiscal year associated with the decision to reduce its workforce. At this time, the Company is unable to provide an estimate regarding the amounts to be incurred or charges that will result from the exit and disposal activities related to the small molecule drug development program. The Company will file an amended report on Form 8-K as soon as estimates for such amounts and expenditures are determined.

Item 9.01.   Financial Statements and Exhibits.

     (c) Exhibits.

     The following exhibits are filed with this Report:

Exhibit No.	Description

99.1	Press Release issued January 9, 2006, by the Applied Biosystems group of Applera Corporation with respect to the restructuring of Celera Diagnostics and the Abbott Laboratories alliance agreement.

99.2	Press Release issued January 9, 2006, by the Celera Genomics group of Applera Corporation with respect to the restructuring of Celera Diagnostics and the Abbott Laboratories alliance agreement and the group’s plans regarding its small molecule drug development program.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Dennis L. Winger
Dennis L. Winger
Senior Vice President and
Chief Financial Officer

Dated: January 13, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued January 9, 2006, by the Applied Biosystems group of Applera Corporation with respect to the restructuring of Celera Diagnostics and the Abbott Laboratories alliance agreement.

99.2	Press Release issued January 9, 2006, by the Celera Genomics group of Applera Corporation with respect to the restructuring of Celera Diagnostics and the Abbott Laboratories alliance agreement and the group’s plans regarding its small molecule drug development program.